UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(Address of principal executive offices) (zip code)

(336) 725-2981
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On July 12, 2013, Krispy Kreme Doughnut Corporation (“KKDC”), the principal operating subsidiary of Krispy Kreme Doughnuts, Inc. (“KKDI” and, together with KKDC and its other subsidiaries, the “Company”) entered into a $40 million secured credit agreement (the “Credit Agreement”) by and among KKDC, KKDI, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), the lenders named therein, and Wells Fargo Bank, National Association as administrative agent (the “Agent”), comprised of a $40 million revolving credit facility, which will include a $12.5 million sublimit for the issuance of letters of credit and a sublimit for swingline loans. The Company may request, at any time and from time to time, that the revolving credit facility be increased by an amount not to exceed $50 million.

The revolving credit facility is intended to be used to support outstanding letters of credit, which currently total approximately $9 million, with the balance available for working capital and other general corporate needs, if any.

At the Company’s option, loans under the Credit Agreement shall bear interest at (i) the Applicable Percentage (as defined below) plus the LIBOR Rate (as defined in the Credit Agreement) or (ii) the Applicable Percentage plus the Base Rate (as defined below). All swingline loans will bear interest at a rate equal to the Applicable Percentage plus the Base Rate. The LIBOR Rate is equal to the rate per annum calculated from the British Bankers Association LIBOR rate, as published by Reuters, for dollar deposits for interest periods of one, two, three or six months, as selected by the Company and as quoted by the Agent. The Base Rate equals to the higher of (a) the federal funds rate plus 0.50%, (b) the prime rate of the Agent, or (c) the LIBOR Rate plus 1.0%. The Applicable Percentage for LIBOR Rate loans ranges from 1.25% per annum to 2.15% per annum. The Applicable Percentage for Base Rate loans ranges from 0.25% per annum to 1.15% per annum. Interest for LIBOR Rate loans shall be payable at the end of each applicable interest period or at three-month intervals, if such interest period is six months or longer. Interest for Base Rate loans shall be payable quarterly in arrears. The Company will pay an undrawn commitment fee, an arrangement fee, an upfront fee, and a quarterly fee for any letters of credit issued under the agreement.

In connection with the Credit Agreement, KKDC, KKDI, the Subsidiary Guarantors and the Agent entered into a pledge and security agreement, dated as of July 12, 2013 (the “Security Agreement”) and guaranty agreement, dated July 12, 2013 (the “Guaranty Agreement” and, together with the Credit Agreement and the Security Agreement, the “Credit Documents”). Pursuant to the Guaranty Agreement, KKDI and the Subsidiary Guarantors guaranteed the obligations of KKDC under the Credit Agreement. Pursuant to the Security Agreement, KKDI, KKDC and the Subsidiary Guarantors pledged their interests in all of their respective direct subsidiaries (including KKDC) and granted security interests in all of their personal property interests.

Under the Credit Agreement, the Company’s accessible borrowing availability is subject to compliance with certain customary covenants, including financial covenants, among others, requiring a maximum consolidated leverage ratio (2.25 to 1.00) and a minimum fixed charge coverage ratio (1.30 to 1.00), as well as certain other covenants.

The Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of KKDC’s obligations under the credit facility and an obligation of KKDI and the Subsidiary Guarantors to pay the full amount of KKDC’s obligations thereunder.

On July 15, 2013, KKDI issued a press release announcing the consummation of the Credit Facility and related transactions, which is attached as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Credit Documents and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, Security Agreement and Guaranty Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

The Credit Documents have been included to provide shareholders with information regarding the terms of such documents. The inclusion of such documents is not intended to provide any other factual information about KKDI or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Documents were made solely for purposes of such documents and as of specific dates, were solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under any of the Credit Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of KKDI or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Documents, which subsequent information may or may not be fully reflected in KKDI’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company simultaneously retired its prior credit facility and terminated the related credit agreement among KKDC, KKDI, the subsidiary guarantors party thereto, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent, dated as of January 28, 2011 (as amended, the “Prior Credit Agreement”). The pledge and security agreement and the guaranty agreement related to the Prior Credit Agreement were terminated also. Upon termination of the Prior Credit Agreement, which included a $25 million revolving credit facility, the Company paid off the outstanding term loan balance of approximately $22 million, and commenced replacement of the $9 million of letters of credit issued under the Prior Credit Agreement with letters of credit issued under the Credit Agreement. All security interests granted and guarantees provided to secure the Prior Credit Agreement were released simultaneously with the termination of the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Credit Documents contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Cautionary Note Regarding Forward-Looking Statements

Information contained in this Current Report on Form 8-K, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” ‘forecast,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with implementation of new technology platforms. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 8.01. Other Events.

On July 15, 2013, KKDI issued a press release announcing the authorization to repurchase shares of KKDI’s common stock, no par value, in an amount not to exceed $50 million (exclusive of any fees, commissions or other expenses related to such repurchases). Such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of July 12, 2013, by and among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation, the subsidiary guarantors party thereto, the lenders named therein and Wells Fargo Bank, National Association as Administrative Agent

10.2	Pledge and Security Agreement dated as of July 12, 2013 by Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and its subsidiaries party thereto, and Wells Fargo Bank, National Association as Administrative Agent

10.3	Guaranty Agreement dated as of July 12, 2013 by Krispy Kreme Doughnuts, Inc. and the subsidiaries of Krispy Kreme Doughnut Corporation party thereto in favor of the Guaranteed Parties named therein

99.1	Krispy Kreme Press release dated July 15, 2013

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Krispy Kreme Doughnuts, Inc.

	By:	/s/ Douglas R. Muir
Dated: July 15, 2013	Name:	Douglas R. Muir
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of July 12, 2013, by and among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation, the subsidiary guarantors party thereto, the lenders named therein and Wells Fargo Bank, National Association as Administrative Agent

10.2	Pledge and Security Agreement dated as of July 12, 2013 by Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and its subsidiaries party thereto, and Wells Fargo Bank, National Association as Administrative Agent

10.3	Guaranty Agreement dated as of July 12, 2013 by Krispy Kreme Doughnuts, Inc. and the subsidiaries of Krispy Kreme Doughnut Corporation party thereto in favor of the Guaranteed Parties named therein

99.1	Krispy Kreme Press release dated July 15, 2013